Exhibit (a)(1)(F)

Welcome Option Exchange Program Commencement Date: August 10, 2026 Expiration Time: September 4, 2026 at 9:00PM PT We are offering you the opportunity to exchange some or all of your eligible options, as described in the Offer to Exchange Certain Outstanding Options for New Awards (the “Offer to Exchange”), for restricted stock units (“RS Us”) or, if you are a named executive officer, options (“Options;’ and together with the RS Us, the “New Awards”). We refer to this program as the “Option Exchange.” Make My Election You have 26 days left to elect whether to keep your eligible options or exchange some or all of them for New Awards. Before you make your election, we encourage you to carefully read the offering materials in the Resources section. Resources Click on any of the links below to learn more. • Offer To Exchange Certain Outstanding_Qptions For New Awards • Election Terms and Conditions • Questions and Answers • EmR)Qyee Presentation The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe. The Option Exchange is being made pursuant to the terms and conditions set forth in RxSight’s Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange, filed with the Securities and Exchange Commission, which are available free of charge at .www se e gQli or on the Option Exchange website located at www my_Q~ge....eom. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto.

Value Calculator The Value Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from the New Awards to be granted pursuant to the Option Exchange if you choose to exchange your eligible options. The Value Calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the Option Exchange. For example, the Va lue Calculator does not account for vesting or the remainder of the term of the eligible options. Note that you will be able to profit from the New Awards only if they actually vest. Therefore, even if the Value Calculator shows that the potential profit on the New Awards is greater than for an eligible option at the assumed prices you enter, you would be able to profit from the New Awards only if they actually vest. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result. 1 Vafue is based on the stock price entered above by you. For options, it is equal to the product of (i) the number of shares subject to the option and (ii) the stock price less the exercise price. For RS Us, it is equal to the product of the number of RS Us and the stock price. 2 The breakeven stock price is the price at which the value of the eligible options exchanged is equal to the value of the New Awards received. Any future stock price greater than the breakeven price would result in the eligible options being more valuable than the New Awards received a~er the exchange. The breakeven price presented is for illustrative purposes only and does not take into account any applicable taxes, which may materially impact actual results The Option Exchange is being made pursuant to the terms and conditions set forth in RxSight’s Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange, filed with the Securities and Exchange Commission, which are available free of charge at ~g~or on the Option Exchange website located at WWWJTIY_Qptionexchang~. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto Important Legal Notification: The Value Calculator is not a financial or tax planning tool and information received using the Value Calculator does not constitute a recommendation as to whether or not to participate in the Option Exchange. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, in the Value Calculator, the Company makes no forecast or projection regarding the value of the New Awards that will be granted in the Option Exchange or as to the future market price of RxSight’s common stock, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Va lue Calculator.

Resources Downloadable Resources • Offer To Exchange Certain Outstanding Options For New Awards • Election Terms and Conditions • Questions and Answers • Employee Presentation

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Election Form

Option Exchange Program

Commencement Date: **August 10, 2026**

Expiration Time: **September 4, 2026 at 9:00PM PT**

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Indicate your decision to tender your eligible options for exchange by selecting the "Exchange" choice in the Election column. If you do not want to tender one or more of your eligible options for exchange, select the "Do Not Exchange" choice in the Election column for those particular options.

If you do not select the "Exchange" choice with respect to an eligible option, your election with respect to that eligible option will default to "Do Not Exchange." In that event, the eligible option will not be exchanged.

You may not tender only a portion of an eligible option grant.

My Eligible Options

GRANT NUMBER	GRANT DATE	OPTION TYPE	EXERCISE PRICE	SHARES SUBJECT TO OPTION[1]	EXERCISABLE SHARES SUBJECT TO OPTION AS OF 9/4/2026[2]	UNVESTED SHARES SUBJECT TO OPTION AS OF 9/4/2026	EXCHANGE RATIO[3]	NEW AWARDS (TOTAL)	NEW AWARDS FROM VESTED OPTIONS[4]	NEW AWARDS FROM UNVESTED OPTIONS[5]	ELECTION
DEMO1	3/9/2023	ISO	$14.95	244	56	44	2.20	110	90	20	Do Not Exchange
DEMO2	12/1/2023	ISO	$29.46	1,100	0	344	2.20	500	343	157	Do Not Exchange
DEMO3	3/4/2024	ISO	$56.07	1,976	0	741	2.70	731	457	274	Do Not Exchange
DEMO4	2/27/2025	ISO	$28.21	2,075	0	1,297	2.20	943	353	590	Do Not Exchange
DEMO5	10/10/2025	ISO	$7.51	1,000	0	792	1.55	645	134	511	Do Not Exchange
DEMO6	1/20/2026	ISO	$9.66	23,372	0	23,372	1.70	13,748	0	13,748	Do Not Exchange
DEMO7	1/20/2026	NQ	$9.66	1,628	0	1,628	1.70	957	0	957	

[1] This column displays the number of shares of RxSight's common stock subject to the stock option grant as of September 4, 2026 (assuming no exercise or early termination occurs, through September 4, 2026).

[2] This column displays the number of vested shares of RxSight's common stock subject to the stock option grant as of September 4, 2026 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through September 4, 2026).

[3] The number of shares subject to the New Awards received in the exchange will vary based on the exercise price of the options you are exchanging and the type of the New Awards you are receiving.

[4] 25% of the shares subject to the New Awards received in the exchange for vested eligible options will vest on February 28, 2027 and the remaining 75% of the shares subject to the New Awards will vest on August 31, 2027, in each case subject to your continued service to RxSight through the applicable vesting date.

[5] 25% of the shares subject to the RSUs received in exchange for unvested eligible options will vest on February 28, 2027, August 31, 2027, February 28, 2028, and August 31, 2028, in each case subject to your continued service to RxSight through the applicable vesting date.

[5] 1/24th of the shares subject to the Options received in exchange for unvested eligible options will vest in 24 equal monthly installments beginning on February 28, 2027, in each case subject to your continued service to RxSight through the applicable vesting date.

In all events, vesting is subject to continued service with RxSight through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 7 of the Offer to Exchange Certain Outstanding Options for New Awards, for additional terms that may apply to the New Awards.

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The Option Exchange is being made pursuant to the terms and conditions set forth in RxSight's Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange, filed with the Securities and Exchange Commission, which are available free of charge at www.sec.gov or on the Option Exchange website located at www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto.

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Confirmed

RxSight, Inc. ("RxSight") has received your election, via the offer website, by which you elected to accept or reject RxSight's offer to exchange certain outstanding options for restricted stock units ("RSUs") or, if you are a named executive officer, options ("Options," and together with the RSUs, the "New Awards") with respect to some or all of your outstanding eligible option grants, subject to the terms and conditions of the offer.

Your election has been recorded as follows:

Name: IE Admin
Employee ID: IEADMIN1
Date and Time: 08/7/2026 6:19 AM PT

GRANT NUMBER	GRANT DATE	OPTION TYPE	EXERCISE PRICE	SHARES SUBJECT TO OPTION[1]	EXERCISABLE SHARES SUBJECT TO OPTION AS OF 9/4/2026[2]	UNVESTED SHARES SUBJECT TO OPTION AS OF 9/4/2026	EXCHANGE RATIO[3]	NEW AWARDS (TOTAL)	NEW AWARDS FROM VESTED OPTIONS[4]	NEW AWARDS FROM UNVESTED OPTIONS[5]	ELECTION
DEMO1	3/9/2023	ISO	$14.95	244	56	44	2.20	110	90	20	Exchange
DEMO2	12/1/2023	ISO	$29.46	1,100	0	344	2.20	500	343	157	Exchange
DEMO3	3/4/2024	ISO	$56.07	1,976	0	741	2.70	731	457	274	Do Not Exchange
DEMO4	2/27/2025	ISO	$28.21	2,075	0	1,297	2.20	943	353	590	Exchange
DEMO5	10/10/2025	ISO	$7.51	1,000	0	792	1.55	645	134	511	Exchange
DEMO6	1/20/2026	ISO	$9.66	23,372	0	23,372	1.70	13,748	0	13,748	Exchange
DEMO7	1/20/2026	NQ	$9.66	1,628	0	1,628	1.70	957	0	957	

[1] This column displays the number of shares of RxSight's common stock subject to the stock option grant as of September 4, 2026 (assuming no exercise or early termination occurs, through September 4, 2026).

[2] This column displays the number of vested shares of RxSight's common stock subject to the stock option grant as of September 4, 2026 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through September 4, 2026).

[3] The number of shares subject to the New Awards received in the exchange will vary based on the exercise price of the options you are exchanging and the type of the New Awards you are receiving.

[4] 25% of the shares subject to the New Awards received in the exchange for vested eligible options will vest on February 28, 2027 and the remaining 75% of the shares subject to the New Awards will vest on August 31, 2027, in each case subject to your continued service to RxSight through the applicable vesting date.

[5] 25% of the shares subject to the RSUs received in exchange for unvested eligible options will vest on February 28, 2027, August 31, 2027, February 28, 2028, and August 31, 2028, in each case subject to your continued service to RxSight through the applicable vesting date.

[5] 1/24th of the shares subject to the Options received in exchange for unvested eligible options will vest in 24 equal monthly installments beginning on February 28, 2027, in each case subject to your continued service to RxSight through the applicable vesting date.

In all events, vesting is subject to continued service with RxSight through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 7 of the Offer to Exchange Certain Outstanding Options for New Awards, for additional terms that may apply to the New Awards.

If you change your mind regarding your election, you may change your election to accept or reject the offer with respect to some or all of your eligible option grants by submitting a new, properly completed election. The new election must be delivered using RxSight's offer website no later than the offer expiration date, currently expected to be 9:00PM PT, on September 4, 2026.

Only elections that are properly completed, signed, dated, and actually received by RxSight via the offer website at www.myoptionexchange.com before the offer expires will be accepted. Elections submitted by any other means, including email, facsimile, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Infinite Equity by email at rxsight@infiniteequity.com.

Please note that our receipt of your election is not by itself an acceptance of the eligible options for exchange. For the purposes of the offer, RxSight will be deemed to have accepted eligible options for exchange that are validly tendered and not properly withdrawn as of when RxSight gives oral or written notice to the option holders generally of its acceptance for exchange of such eligible options, which notice may be made by press release, email or other method of communication. RxSight's formal acceptance of the properly tendered eligible options is expected to take place shortly after the expiration of the offer.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for New Awards (referred to as the "Offer to Exchange"). The full terms of the offer are described in (1) the Offer to Exchange; (2) the launch email, dated August 10, 2026, announcing the offer; and (3) the election terms and conditions, together with its associated instructions. You may access these documents through RxSight's EDGAR filings on the U.S. Securities and Exchange Commission's website at www.sec.gov, on RxSight's offer website at www.myoptionexchange.com, or by contacting Infinite Equity at rxsight@infiniteequity.com.

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You have made the following elections with respect to your eligible options.

My Eligible Options

GRANT NUMBER	GRANT DATE	OPTION TYPE	EXERCISE PRICE	SHARES SUBJECT TO OPTION[1]	EXERCISABLE SHARES SUBJECT TO OPTION AS OF 9/4/2026[2]	UNVESTED SHARES SUBJECT TO OPTION AS OF 9/4/2026	EXCHANGE RATIO[3]	NEW AWARDS (TOTAL)	NEW AWARDS FROM VESTED OPTIONS[4]	NEW AWARDS FROM UNVESTED OPTIONS[5]	ELECTION
DEMO1	3/9/2023	ISO	$14.95	244	56	44	2.20	110	90	20	Exchange
DEMO2	12/1/2023	ISO	$29.46	1,100	0	344	2.20	500	343	157	Exchange
DEMO3	3/4/2024	ISO	$56.07	1,976	0	741	2.70	731	457	274	Do Not Exchange
DEMO4	2/27/2025	ISO	$28.21	2,075	0	1,297	2.20	943	353	590	Exchange
DEMO5	10/10/2025	ISO	$7.51	1,000	0	792	1.55	645	134	511	Exchange
DEMO6	1/20/2026	ISO	$9.66	23,372	0	23,372	1.70	13,748	0	13,748	Exchange
DEMO7	1/20/2026	NQ	$9.66	1,628	0	1,628	1.70	957	0	957	

[1] *This column displays the number of shares of RxSight's common stock subject to the stock option grant as of September 4, 2026 (assuming no exercise or early termination occurs, through September 4, 2026).*

[2] *This column displays the number of vested shares of RxSight's common stock subject to the stock option grant as of September 4, 2026 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through September 4, 2026).*

[3] *The number of shares subject to the New Awards received in the exchange will vary based on the exercise price of the options you are exchanging and the type of the New Awards you are receiving.*

[4] *25% of the shares subject to the New Awards received in the exchange for vested eligible options will vest on February 28, 2027 and the remaining 75% of the shares subject to the New Awards will vest on August 31, 2027, in each case subject to your continued service to RxSight through the applicable vesting date.*

[5] *25% of the shares subject to the RSUs received in exchange for unvested eligible options will vest on February 28, 2027, August 31, 2027, February 28, 2028, and August 31, 2028, in each case subject to your continued service to RxSight through the applicable vesting date.*

[5] *1/24th of the shares subject to the Options received in exchange for unvested eligible options will vest in 24 equal monthly installments beginning on February 28, 2027, in each case subject to your continued service to RxSight through the applicable vesting date.*

In all events, vesting is subject to continued service with RxSight through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 7 of the Offer to Exchange Certain Outstanding Options for New Awards, for additional terms that may apply to the New Awards.

☐ **I acknowledge that I have read all of the Option Exchange documents, including the Offer to Exchange Certain Outstanding Options for New Awards, which contain the specific terms and conditions of the Option Exchange. I acknowledge that, if I change my election, my election in effect at 9:00PM PT on September 4, 2026 will be my final election. I also agree to the Election Terms and Conditions and related instructions included in the Resources section this Option Exchange website.**

☐ **If I elected to exchange my eligible options for New Awards, my electronic signature below indicates my agreement to be bound by the terms and conditions of RxSight's 2021 Equity Incentive Plan and the applicable award agreement for the New Awards. If I elect not to exchange my eligible options for New Awards, my eligible options will remain outstanding under their current terms and I will not receive any New Awards.**

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The Option Exchange is being made pursuant to the terms and conditions set forth in RxSight's Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange, filed with the Securities and Exchange Commission, which are available free of charge at www.sec.gov or on the Option Exchange website located at www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto.

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